Exhibit 99

News Release
For Immediate Release

Contact: Dan Chila, EVP, Chief Financial Officer (856) 691-7700

Sun Bancorp, Inc. Reports Second Quarter 2008 Results

VINELAND, NJ - July 21, 2008 – Sun Bancorp, Inc. (NASDAQ: SNBC) reported today second quarter net income of $2.3 million, or $0.10 per share, compared to net income of $4.9 million, or $0.21 per share, for the second quarter of 2007. The prior year comparable quarter includes net charges of approximately $751,000 (pre-tax), or $0.02 per share. The charges represent approximately $541,000 of write-off of unamortized issuance costs of redeemed Sun Trust III trust preferred securities, an early extinguishment of debt charge of $124,000 for an FHLB borrowing prepayment and $86,000 of severance related expenses.

For the six months ended June 30, 2008, the Company reported net income of $6.5 million, or $0.28 per share, compared to $9.6 million, or $0.40 per share, in the prior period. Net income for the prior year period includes net charges of approximately $1.6 million (pre-tax), or $0.05 per share. The charges were a result of $2.4 million of severance related expenses, the $541,000 write-off of unamortized issuance costs of redeemed Sun Trust III trust preferred securities, and an early extinguishment of debt charge of $124,000 for an FHLB borrowing prepayment, offset by a net gain of $1.4 million realized in the first quarter 2007 from the sale of branches.

"As previously announced, we recorded a $6.5 million provision for loan losses during the second quarter, increasing our reserve coverage to 1.19%,” said Thomas X. Geisel, president and chief executive officer of Sun Bancorp, Inc. “Clearly, our top priority during the quarter and this year is credit quality -- closely monitoring the financial status of borrowers throughout our markets, gathering information, working on the early detection of potential problems, taking pre-emptive steps where necessary and doing the analysis required to maintain adequate reserves. We are operating in an environment where credit skills and expertise are paramount. Among the independent New Jersey banking institutions, we feel we are well equipped to manage our way through this cycle.”

“We know that capital strength and preservation is also a priority. We have been judiciously repurchasing shares at attractive pricing and will continue to selectively do so, but not to the detriment of our healthy equity position and capital adequacy. Our total common equity available to shareholders currently stands at $360.3 million, with average equity to average assets at 10.92%, tangible capital at 6.45% and our total risk-based capital ratio for Sun National Bank at a level of 10.86%. These measures are well in excess of regulatory minimums for an institution to be considered well-capitalized."

“On the operating side, during the second quarter we did grow loans 3.4% over the linked first quarter, bringing year-to-date loan growth to a respectable 7.7% over where we stood at June 30, 2007. Deposits grew 2.5%, or $68.4 million, over the linked first quarter, which is an encouraging result of our efforts to do a better job selling in the branches and in bringing in new lower-cost core deposit relationships. Non-interest income is growing as we continue to emphasize this area, and our overall expense control efforts remain firm,” said Geisel.

--more--

The following is an overview of the key financial highlights for the quarter:

-	Total assets were $3.425 billion at June 30, 2008, compared to $3.325 billion at June 30, 2007 and $3.366 billion at March 31, 2008.
-
Total loans before allowance for loan losses were $2.637 billion at June 30, 2008, an increase of $188.6 million, or 7.7% over total loans at June 30, 2007. Linked quarter loan growth approximated 3.4%.

-
Total non-performing assets were $34.1 million at June 30, 2008, or 1.29% of total loans and real estate owned, compared to $30.7 million, or 1.20% at March 31, 2008 and $16.5 million, or 0.67% at June 30, 2007.  Net charge-offs for the quarter were $2.9 million and the loan loss provision was $6.5 million, or 0.11% and 0.25% of average loans outstanding, respectively. Net charge-offs and the loan loss provision as a percentage of average loans outstanding were both 0.04% for June 30, 2007 and 0.05% and 0.08% for the linked quarter, respectively. The allowance for loan losses to total loans is 1.19% at June 30, 2008, compared to 1.07% at June 30, 2007 and 1.09% at March 31, 2008. The allowance for loans losses to non-performing loans was 97.30% at June 30, 2008, compared to 169.98% at June 30, 2007 and 102.60% at March 31, 2008.  As previously disclosed in our release of July 2, 2008, the current quarter loan loss provision of $6.5 million and the increase in allowance for loan losses is a result of internal downgrades to existing watch list credits, primarily attributable to two commercial loans (a commercial relationship and a commercial real estate development, the former of which is currently performing). The Company expects at this time that net charge-offs will approximate 0.30% of average loans for 2008.

-	Total deposits were $2.782 billion at June 30, 2008, an increase of $56.4 million, or 2.1%, over deposits at June 30, 2007, and an increase of $68.4 million, or 2.5%, over the linked first quarter.
-
Net interest income (tax-equivalent basis) of $25.0 million for the quarter compares to $23.9 million for the comparable prior year period and $25.1 million for the linked first quarter 2008. Net interest margin for the quarter of 3.30% compares to 3.19% for the comparable prior year period and 3.35% for the linked first quarter 2008. Net interest margin for the six months ended June 30, 2008 of 3.32%, compares to 3.26% for the comparable prior year period.

-
Total operating non-interest income for the quarter of $7.8 million increased $1.5 million, or 24.0%, over the comparable prior year period and increased $634,000, or 8.8%, over the linked first quarter 2008. The increase over the prior year period was primarily attributable to an increase in net gain on derivative instruments of $512,000, an increase in BOLI income of $288,000 and an increase in Sun Financial Services revenue earned on investment products provided by a third-party broker-dealer of $561,000. The increase in investment products revenue during the current quarter over the comparable prior year period was primarily attributable, as previously reported, to the internalization of the Company’s investment products sales force, which previously operated under an agreement with the independent third-party broker-dealer.  The increase in operating non-interest income over the linked quarter was primarily attributable to an increase in net gain on derivative instruments of $398,000 and an increase in service charges on deposit accounts of $168,000.

-
Total operating non-interest expenses for the quarter of $22.9 million increased $1.1 million, or 5.1%, over the comparable prior year period and decreased $730,000, or 3.1%, over the linked first quarter 2008. While the current employee count has remained essentially flat over the last 12 months, salaries and benefits includes an increase in salaries of $358,000, an increase in sales commissions of $494,000, and an increase in stock compensation expense of $133,000.  The increase in sales commissions over the comparable prior year period is primarily attributable to the previously discussed internalization of the Company’s investment products sales force. In addition, FDIC insurance increased $219,000 over the comparable prior year period.  The decrease in operating non-interest expense over the linked quarter was primarily attributable to an overall net gain recognized on the sale of three other real estate properties during the quarter of $539,000 and a decrease in advertising expense of $215,000.

--more--

The Company will hold its regularly scheduled conference call on Tuesday, July 22, 2008, at 1:30 p.m. (ET). Participants may listen to the live Web cast through the Sun Bancorp Web site at http://www.sunnb.com. Participants are advised to log on 10 minutes ahead of the scheduled start of the call. An Internet-based replay also will be available at the Web site for two weeks following the call.

Sun Bancorp, Inc. is a bank holding company headquartered in Vineland, New Jersey. Its primary subsidiary is Sun National Bank, serving customers through nearly 70 branch locations in New Jersey and New Castle County, Delaware. The bank is an Equal Housing Lender and its deposits are insured up to the legal maximum by the Federal Deposit Insurance Corporation (FDIC). For more information about Sun National Bank and Sun Bancorp, Inc., visit http://www.sunnb.com.

The foregoing material contains forward-looking statements concerning the financial condition, results of operations and business of the Company. We caution that such statements are subject to a number of uncertainties and actual results could differ materially, and, therefore, readers should not place undue reliance on any forward-looking statements. The Company does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

SUN BANCORP, INC. AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS (unaudited)
(Dollars in thousands, except per share data)
	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Profitability for the period:
Net interest income	$24,564	$23,550	$49,227	$47,883
Provision for loan losses	6,527	950	8,660	1,700
Non-interest income	7,802	6,305	15,177	13,322
Non-interest expense	22,913	22,018	46,878	45,589
Income before income taxes	2,926	6,887	8,866	13,916
Net income	$2,329	$4,912	$6,512	$9,597

Financial ratios:
Return on average assets (1)	0.28%	0.59%	0.39%	0.58%
Return on average equity (1)	2.53%	5.56%	3.55%	5.50%
Return on average tangible equity (1),(2)	4.27%	9.88%	6.01%	9.90%
Net interest margin (1)	3.30%	3.19%	3.32%	3.26%
Efficiency ratio	70.79%	73.75%	72.79%	74.49%
Efficiency ratio, excluding non-operating income and non-operating expense (3)	70.79%	71.77%	72.52%	71.42%

Earnings per common share (4):
Basic	$0.10	$0.22	$0.29	$0.42
Diluted	$0.10	$0.21	$0.28	$0.40

Average equity to average assets	10.92%	10.57%	10.97%	10.51%

	June 30,		December 31,
	2008	2007	2007
At period-end:
Total assets	$3,424,968	$3,324,633	$3,338,392
Total deposits	2,782,180	2,725,747	2,699,091
Loans receivable, net of allowance for loan losses	2,605,864	2,422,627	2,482,917
Investments	419,087	501,694	461,639
Borrowings	164,750	115,932	154,213
Junior subordinated debentures	92,786	97,941	97,941
Shareholders’ equity	360,268	355,758	362,177

Credit quality and capital ratios:
Allowance for loan losses to gross loans	1.19%	1.07%	1.08%
Non-performing assets to gross loans and real estate owned	1.29%	0.67%	1.18%
Allowance for loan losses to non-performing loans	97.30%	169.98%	95.77%

Total capital (to risk-weighted assets) (5):
Sun Bancorp, Inc.	11.54%	11.80%	11.82%
Sun National Bank	10.86%	10.74%	11.06%
Tier 1 capital (to risk-weighted assets) (5):
Sun Bancorp, Inc.	10.46%	10.83%	10.86%
Sun National Bank	9.78%	9.77%	10.09%
Leverage ratio (5):
Sun Bancorp, Inc.	9.57%	9.46%	9.67%
Sun National Bank	8.95%	8.54%	9.00%

Book value (4)	$16.02	$15.44	$15.89
Tangible book value (4)	$9.39	$8.77	$9.25

(1) Amounts for the three and six months ended are annualized.
(2) Return on average tangible equity is computed by dividing annualized net income for the period by average tangible equity. Average tangible equity equals average equity less average identifiable intangible assets and goodwill.

(3) Efficiency ratio, excluding non-operating income and non-operating expense, is computed by dividing non-interest expense for the period by the summation of net interest income and non-interest income.  Net interest income for the three and six months ended June 30, 2007 excludes a write-off of $541,000 of unamortized costs on redeemed trust preferred securities.  Non-interest income for the six months ended June 30, 2008 excludes a gain on redemption of Visa stock of $207,000 as compared to the six months ended June 30, 2007, which excludes a net gain of $1.4 million from the sale of branches. Non-interest expense for the six months ended June 30, 2008 excludes a $250,000 executive sign-on incentive and $72,000 in lease buyout charges.  Non-interest expense for the three and six months ended June 30, 2007 excludes $86,000 and $2.4 million, respectively, of severance related expenses and $124,000 as a result of early extinguishment of FHLB borrowing.

(4) Data is adjusted for a 5% stock dividend declared in April 2008.
(5) June 30, 2008 capital ratios are estimated, subject to regulatory filings.

SUN BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (unaudited)
(Dollars in thousands, except par value)
	June 30,	December 31,
	2008	2007
ASSETS
Cash and due from banks	$87,038	$81,479
Interest-earning bank balances	1,557	2,380
Federal funds sold	247	2,654
Cash and cash equivalents	88,842	86,513
Investment securities available for sale (amortized cost - $395,515 and $427,378 at June 30, 2008 and December 31, 2007, respectively)	384,944	425,805
Investment securities held to maturity (estimated fair value - $16,036 and $18,755 at June 30, 2008 and December 31, 2007, respectively)	16,209	18,965
Loans receivable (net of allowance for loan losses - $31,490 and $27,002 at June 30, 2008 and December 31, 2007, respectively)	2,605,864	2,482,917
Restricted equity investments	17,934	16,869
Bank properties and equipment, net	48,385	48,118
Real estate owned, net	1,714	1,449
Accrued interest receivable	12,379	15,018
Goodwill	127,894	127,894
Intangible assets, net	21,124	23,479
Deferred taxes, net	8,282	3,169
Bank owned life insurance (BOLI)	74,066	72,487
Other assets	17,331	15,709
Total assets	$3,424,968	$3,338,392

LIABILITIES & SHAREHOLDERS’ EQUITY
LIABILITIES
Deposits	$2,782,180	$2,699,091
Federal funds purchased	29,500	30,000
Securities sold under agreements to repurchase - customers	36,149	40,472
Advances from the Federal Home Loan Bank (FHLB)	38,877	63,483
Securities sold under agreements to repurchase - FHLB	55,000	15,000
Obligation under capital lease	5,224	5,258
Junior subordinated debentures	92,786	97,941
Other liabilities	24,984	24,970
Total liabilities	3,064,700	2,976,215

SHAREHOLDERS' EQUITY
Preferred stock, $1 par value, 1,000,000 shares authorized, none issued	-	-
Common stock, $1 par value, 50,000,000 shares authorized; 23,871,334 shares issued and 22,495,011 shares outstanding at June 30, 2008; 22,722,655 shares issued and 21,712,132 shares outstanding at December 31, 2007	23,871	22,723
Additional paid-in capital	349,558	336,668
Retained earnings	14,198	20,338
Accumulated other comprehensive loss	(6,854)	(1,027)
Treasury stock at cost, 1,376,323 shares and 1,010,523 shares at June 30, 2008 and December 31, 2007, respectively	(20,505)	(16,525)
Total shareholders' equity	360,268	362,177
Total liabilities and shareholders' equity	$3,424,968	$3,338,392

SUN BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (unaudited)
(Dollars in thousands, except per share data)
	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2008	2007	2008	2007
INTEREST INCOME
Interest and fees on loans	$37,890	$43,403	$78,285	$86,514
Interest on taxable investment securities	3,807	4,500	7,990	9,034
Interest on non-taxable investment securities	843	733	1,604	1,391
Dividends on restricted equity investments	277	281	546	547
Interest on federal funds sold	66	741	97	1,263
Total interest income	42,883	49,658	88,522	98,749
INTEREST EXPENSE
Interest on deposits	15,957	22,077	34,270	42,911
Interest on borrowed funds	1,008	1,558	2,127	3,329
Interest on junior subordinated debentures	1,354	2,473	2,898	4,626
Total interest expense	18,319	26,108	39,295	50,866
Net interest income	24,564	23,550	49,227	47,883
PROVISION FOR LOAN LOSSES	6,527	950	8,660	1,700
Net interest income after provision for loan losses	18,037	22,600	40,567	46,183
NON-INTEREST INCOME
Service charges on deposit accounts	3,561	3,552	6,954	6,681
Other service charges	75	75	153	147
Net gain on sale of branches	-	-	-	1,443
Net gain on sale of bank property & equipment	-	12	-	12
Net gain on sale of loans	411	447	835	955
Net gain on derivative instruments	1,037	525	1,676	759
Investment products income	848	287	1,625	480
BOLI income	772	484	1,578	953
Other	1,098	923	2,356	1,892
Total non-interest income	7,802	6,305	15,177	13,322
NON-INTEREST EXPENSE
Salaries and employee benefits	12,283	11,023	24,703	23,612
Occupancy expense	2,810	2,717	5,852	5,729
Equipment expense	1,666	1,829	3,290	3,780
Amortization of intangible assets	1,178	1,178	2,355	2,360
Data processing expense	1,065	1,100	2,185	2,108
Professional fees	483	566	1,048	1,377
Insurance expense	728	522	1,397	780
Advertising expense	484	509	1,183	982
Other	2,216	2,574	4,865	4,861
Total non-interest expense	22,913	22,018	46,878	45,589
INCOME BEFORE INCOME TAXES	2,926	6,887	8,866	13,916
INCOME TAXES	597	1,975	2,354	4,319
NET INCOME	$2,329	$4,912	$6,512	$9,597

Basic earnings per share (1)	$0.10	$0.22	$0.29	$0.42
Diluted earnings per share (1)	$0.10	$0.21	$0.28	$0.40

(1) Data is adjusted for a 5% stock dividend declared in April 2008.

SUN BANCORP, INC. AND SUBSIDIARIES
HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (unaudited)
(Dollars in thousands)
	2008	2008	2007	2007	2007
	Q2	Q1	Q4	Q3	Q2
Balance sheet at quarter end:
Loans:
Commercial and industrial	$2,146,163	$2,061,640	$2,024,728	$1,990,027	$1,985,584
Home equity	264,354	267,023	264,965	258,991	245,283
Second mortgage	83,720	81,090	81,063	79,464	79,120
Residential real estate	56,334	53,616	49,750	54,601	47,101
Other	86,783	87,593	89,413	91,094	91,618
Total gross loans	2,637,354	2,550,962	2,509,919	2,474,177	2,448,706
Allowance for loan losses	(31,490)	(27,904)	(27,002)	(26,340)	(26,079)
Net loans	2,605,864	2,523,058	2,482,917	2,447,837	2,422,627
Goodwill	127,894	127,894	127,894	127,935	127,936
Intangible assets, net	21,124	22,301	23,479	24,656	25,833
Total assets	3,424,968	3,366,357	3,338,392	3,295,576	3,324,633
Total deposits	2,782,180	2,713,756	2,699,091	2,682,286	2,725,747
Federal funds purchased	29,500	56,000	30,000	-	-
Securities sold under agreements to repurchase - customers	36,149	36,938	40,472	46,499	44,612
Advances from the Federal Home Loan Bank (FHLB)	38,877	47,187	63,483	64,763	66,029
Securities sold under agreements to repurchase - FHLB	55,000	15,000	15,000	15,000	-
Obligation under capital lease	5,224	5,241	5,258	5,275	5,291
Junior subordinated debentures	92,786	92,786	97,941	97,941	97,941
Total shareholders' equity	360,268	364,242	362,177	361,645	355,758
Quarterly average balance sheet:
Loans:
Commercial and industrial	$2,099,090	$2,037,548	$2,030,928	$1,981,778	$1,978,175
Home equity	265,481	267,836	263,245	250,474	240,150
Second mortgage	82,604	80,819	80,400	78,643	77,442
Residential real estate	52,332	50,012	50,734	49,635	39,193
Other	86,198	86,602	87,155	89,566	91,578
Total gross loans	2,585,705	2,522,817	2,512,462	2,450,096	2,426,538
Securities and other interest-earning assets	450,888	469,322	468,418	509,016	577,669
Total interest-earning assets	3,036,593	2,992,139	2,980,880	2,959,112	3,004,207
Total assets	3,368,523	3,326,064	3,322,686	3,292,687	3,341,506
Non-interest-bearing demand deposits	430,568	416,612	434,066	462,173	458,851
Total deposits	2,755,778	2,701,630	2,689,326	2,682,879	2,724,554
Total interest-bearing liabilities	2,539,882	2,509,725	2,499,003	2,445,187	2,501,896
Total shareholders' equity	367,824	366,400	363,302	359,949	353,280

Capital and credit quality measures:
Total capital (to risk-weighted assets) (1):
Sun Bancorp, Inc.	11.54%	11.70%	11.82%	11.97%	11.80%
Sun National Bank	10.86%	10.93%	11.06%	11.03%	10.74%
Tier 1 capital (to risk-weighted assets) (1):
Sun Bancorp, Inc.	10.46%	10.71%	10.86%	10.99%	10.83%
Sun National Bank	9.78%	9.94%	10.09%	10.05%	9.77%
Leverage ratio (1):
Sun Bancorp, Inc.	9.57%	9.67%	9.67%	9.80%	9.46%
Sun National Bank	8.95%	8.98%	9.00%	8.95%	8.54%

Average equity to average assets	10.92%	11.02%	10.93%	10.93%	10.57%
Allowance for loan losses to total gross loans	1.19%	1.09%	1.08%	1.06%	1.07%
Non-performing assets to total gross loans and real estate owned	1.29%	1.20%	1.18%	0.90%	0.67%
Allowance for loan losses to non-performing loans	97.30%	102.60%	95.77%	127.11%	169.98%

Other data:
Net charge-offs	$(2,941)	$(1,231)	$(4,781)	$(999)	$(898)
Non-performing assets:
Non-accrual loans	$31,323	$26,567	$26,853	$18,157	$14,505
Loans past due 90 days and accruing	1,042	631	1,343	2,565	837
Real estate owned, net	1,714	3,476	1,449	1,449	1,165
Total non-performing assets	$34,079	$30,674	$29,645	$22,171	$16,507
(1) June 30, 2008 capital ratios are estimated, subject to regulatory filings.

SUN BANCORP, INC. AND SUBSIDIARIES
HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (unaudited)
(Dollars in thousands, except per share data)
	2008	2008	2007	2007	2007
	Q2	Q1	Q4	Q3	Q2
Profitability for the quarter:
Tax-equivalent interest income	$43,337	$46,049	$49,443	$50,406	$50,049
Interest expense	18,319	20,976	23,554	24,567	26,108
Tax-equivalent net interest income	25,018	25,073	25,889	25,839	23,941
Tax-equivalent adjustment	454	410	391	384	391
Provision for loan losses	6,527	2,133	5,443	1,260	950
Non-interest income	7,802	7,375	6,822	6,011	6,305
Non-interest expense, excluding amortization of intangible assets	21,735	22,788	20,351	20,669	20,840
Amortization of intangible assets	1,178	1,177	1,177	1,177	1,178
Income before income taxes	2,926	5,940	5,349	8,360	6,887
Income tax expense	597	1,757	1,479	2,475	1,975
Net income	$2,329	$4,183	$3,870	$5,885	$4,912
Financial ratios:
Return on average assets (1)	0.28%	0.50%	0.47%	0.71%	0.59%
Return on average equity (1)	2.53%	4.57%	4.26%	6.54%	5.56%
Return on average tangible equity (1),(2)	4.27%	7.77%	7.33%	11.39%	9.88%
Net interest margin (1)	3.30%	3.35%	3.47%	3.49%	3.19%
Efficiency ratio	70.79%	74.80%	66.61%	69.43%	73.75%
Efficiency ratio, excluding non-operating income and non-operating expense	70.79%	74.28%	66.61%	68.30%	71.77%
Per share data (3):
Earnings per common share:
Basic	$0.10	$0.18	$0.17	$0.25	$0.22
Diluted	$0.10	$0.18	$0.16	$0.25	$0.21
Book value	$16.02	$16.00	$15.89	$15.70	$15.44
Tangible book value	$9.39	$9.40	$9.25	$9.07	$8.77
Average basic shares(3)	22,696,171	22,786,251	22,916,950	23,147,677	22,825,286
Average diluted shares (3)	23,220,775	23,266,872	23,557,090	23,872,401	23,804,307
Operating non-interest income:
Service charges on deposit accounts	$3,561	$3,393	$3,421	$3,585	$3,552
Other service charges	75	78	85	75	75
Gain on sale of loans	411	424	342	392	447
Net gain on derivative instruments	1,037	639	511	297	525
Investment products income	848	777	272	222	287
BOLI income	772	806	990	484	484
Other	1,098	1,051	1,201	956	935
Total operating non-interest income	7,802	7,168	6,822	6,011	6,305
Non-operating income (4):
Gain on Visa stock redemption	-	207	-	-	-
Total non-operating income	-	207	-	-	-
Total non-interest income	$7,802	$7,375	$6,822	$6,011	$6,305
Operating non-interest expense:
Salaries and employee benefits	$12,283	$12,170	$11,004	$10,816	$10,937
Occupancy expense	2,810	2,970	2,830	2,773	2,717
Equipment expense	1,666	1,624	1,660	1,732	1,829
Amortization of intangible assets	1,178	1,177	1,177	1,177	1,178
Data processing expense	1,065	1,120	1,078	1,063	1,100
Professional fees	483	565	327	406	566
Insurance expense	728	669	695	644	522
Advertising expense	484	699	459	415	509
Other expenses	2,216	2,649	2,298	2,635	2,450
Total operating non-interest expense	22,913	23,643	21,528	21,661	21,808
Non-operating expense (4):
Lease buy-out expenses and other branch rationalization charges	-	72	-	185	-
Severance and other related expenses	-	-	-	-	86
Executive sign-on incentive	-	250	-	-	-
Early extinguishment of borrowings	-	-	-	-	124
Total non-operating expense	-	322	-	185	210
Total non-interest expense	$22,913	$23,965	$21,528	$21,846	$22,018
(1) Amounts are annualized.
(2) Return on average tangible equity is computed by dividing annualized net income for the period by average tangible equity. Average tangible equity equals average equity less average identifiable intangible assets and goodwill.

(3) Data is adjusted for a 5% stock dividend declared in April 2008.
(4) Amount consists of items which the Company believes are not a result of normal operations.

SUN BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEETS (unaudited)
(Dollars in thousands)
	For the Three Months Ended June 30, 2008			For the Three Months Ended June 30, 2007
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Cost	Balance	Expense	Cost
Interest-earning assets:
Loans receivable (1),(2):
Commercial and industrial	$2,099,090	$30,340	5.78%	$1,978,175	$35,648	7.21%
Home equity	265,481	3,925	5.91	240,150	3,945	6.57
Second mortgage	82,604	1,335	6.46	77,442	1,238	6.39
Residential real estate	52,332	818	6.25	39,193	747	7.62
Other	86,198	1,472	6.83	91,578	1,825	7.97
Total loans receivable	2,585,705	37,890	5.86	2,426,538	43,403	7.15
Investment securities (3)	426,652	5,331	5.00	505,315	5,764	4.56
Interest-earning bank balances	9,929	50	2.01	16,457	141	3.43
Federal funds sold	14,307	66	1.85	55,897	741	5.30
Total interest-earning assets	3,036,593	43,337	5.71	3,004,207	50,049	6.66
Cash and due from banks	58,723			71,814
Bank properties and equipment, net	48,371			42,958
Goodwill and intangible assets, net	149,746			154,494
Other assets	75,090			68,033
Total non-interest-earning assets	331,930			337,299
Total assets	$3,368,523			$3,341,506

Interest-bearing liabilities:
Interest-bearing deposit accounts:
Interest-bearing demand deposits	$801,486	3,047	1.52%	$741,568	5,873	3.17%
Savings deposits	422,807	1,866	1.77	467,455	3,508	3.00
Time deposits	1,100,917	11,044	4.01	1,056,680	12,696	4.81
Total interest-bearing deposit accounts	2,325,210	15,957	2.75	2,265,703	22,077	3.90
Borrowed money:
Federal funds purchased	28,256	172	2.43	863	13	6.03
Securities sold under agreements to repurchase - customers	35,839	108	1.21	43,011	498	4.63
FHLB advances (4)	52,561	633	4.82	86,136	950	4.41
Junior subordinated debentures	92,786	1,354	5.84	100,887	2,473	9.81
Obligation under capital lease	5,230	95	7.27	5,296	97	7.33
Total borrowings	214,672	2,362	4.40	236,193	4,031	6.83
Total interest-bearing liabilities	2,539,882	18,319	2.89	2,501,896	26,108	4.17
Non-interest-bearing demand deposits	430,568			458,851
Other liabilities	30,249			27,479
Total non-interest-bearing liabilities	460,817			486,330
Total liabilities	3,000,699			2,988,226
Shareholders' equity	367,824			353,280
Total liabilities and shareholders' equity	$3,368,523			$3,341,506

Net interest income		$25,018			$23,941
Interest rate spread (5)			2.82%			2.49%
Net interest margin (6)			3.30%			3.19%
Ratio of average interest-earning assets to average interest-bearing liabilities			119.56%			120.08%

(1) Average balances include non-accrual loans.
(2) Loan fees are included in interest income and the amount is not material for this analysis.
(3) Interest earned on non-taxable investment securities is shown on a tax equivalent basis assuming a 35% marginal federal tax rate for all periods.
(4) Amounts include advances from FHLB and securities sold under agreements to repurchase - FHLB.
(5) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(6) Net interest margin represents net interest income as a percentage of average interest-earning assets.

SUN BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEETS (unaudited)
(Dollars in thousands)
	For the Six Months Ended June 30, 2008			For the Six Months Ended June 30, 2007
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Cost	Balance	Expense	Cost
Interest-earning assets:
Loans receivable (1),(2):
Commercial and industrial	$2,068,319	$62,846	6.08%	$1,967,243	$71,152	7.23%
Home equity	266,659	8,080	6.06	237,011	7,770	6.56
Second mortgage	81,711	2,653	6.49	76,808	2,428	6.32
Residential real estate	51,172	1,636	6.39	38,456	1,504	7.82
Other	86,400	3,070	7.11	92,138	3,660	7.94
Total loans receivable	2,554,261	78,285	6.13	2,411,656	86,514	7.17
Investment securities (3)	441,009	10,867	4.93	503,836	11,336	4.50
Interest-earning bank balances	10,009	137	2.74	17,405	377	4.33
Federal funds sold	9,087	97	2.13	47,928	1,263	5.27
Total interest-earning assets	3,014,366	89,386	5.93	2,980,825	99,490	6.68
Cash and due from banks	57,639			72,228
Bank properties and equipment, net	48,132			42,681
Goodwill and intangible assets, net	150,335			155,198
Other assets	76,821			71,384
Total non-interest-earning assets	332,927			341,491
Total assets	$3,347,293			$3,322,316

Interest-bearing liabilities:
Interest-bearing deposit accounts:
Interest-bearing demand deposits	$777,959	6,367	1.64%	$751,258	11,808	3.14%
Savings deposits	442,378	4,671	2.11	453,690	6,601	2.91
Time deposits	1,084,777	23,232	4.28	1,031,301	24,502	4.75
Total interest-bearing deposit accounts	2,305,114	34,270	2.97	2,236,249	42,911	3.84
Borrowed money:
Federal funds purchased	23,001	302	2.63	450	13	5.78
Securities sold under agreements to repurchase - customers	37,269	341	1.83	44,163	1,026	4.65
FHLB advances (4)	61,224	1,293	4.22	93,670	2,096	4.48
Junior subordinated debentures	92,956	2,898	6.24	104,548	4,626	8.85
Obligation under capital lease	5,239	191	7.29	5,304	194	7.32
Total borrowings	219,689	5,025	4.57	248,135	7,955	6.41
Total interest-bearing liabilities	2,524,803	39,295	3.11	2,484,384	50,866	4.09
Non-interest-bearing demand deposits	423,590			458,528
Other liabilities	31,788			30,382
Total non-interest-bearing liabilities	455,378			488,910
Total liabilities	2,980,181			2,973,294
Shareholders' equity	367,112			349,022
Total liabilities and shareholders' equity	$3,347,293			$3,322,316

Net interest income		$50,091			$48,624
Interest rate spread (5)			2.82%			2.59%
Net interest margin (6)			3.32%			3.26%
Ratio of average interest-earning assets to average interest-bearing liabilities			119.39%			119.98%

(1) Average balances include non-accrual loans.
(2) Loan fees are included in interest income and the amount is not material for this analysis.
(3) Interest earned on non-taxable investment securities is shown on a tax equivalent basis assuming a 35% marginal federal tax rate for all periods.
(4) Amounts include advances from FHLB and securities sold under agreements to repurchase - FHLB.
(5) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(6) Net interest margin represents net interest income as a percentage of average interest-earning assets.